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                                                                    EXHIBIT 10.5


                                FAIRMARKET, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         The purpose of the FairMarket, Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of FairMarket, Inc. (the "Company") with opportunities to purchase shares of the Company's common stock, par value $0.001 per share ("Common Stock"). A total of 500,000 shares of Common Stock has been approved and reserved for this purpose. This Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

         1. ADMINISTRATION. This Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority to make rules and regulations for the administration of this Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to this Plan shall be liable for any action or determination made in good faith with respect to this Plan or any rights granted hereunder.

         2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under this Plan ("Offerings"). The initial Offering will begin on the first day of the Company's Initial Public Offering and will end on the following June 30 (the "Initial Offering"). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each July 1 and January 1 and will end on the last business day occurring on or before the following December 31 and June 30, respectively (each a "Primary Offering"). Additionally, each Primary Offering, but not the Initial Offering, will be accompanied by a three month secondary offering period which will overlap the last three months of such Primary Offering (a "Secondary Offering"). Each Primary Offering and corresponding Secondary Offering, and the period of the Initial Offering, is referred to herein as a "Purchase Period"). The Administrator may, in its discretion, designate a different period for any Offering, provided that no Purchase Period shall exceed six (6) months in duration and no Primary Offering can overlap any other Primary Offering.

         3. ELIGIBILITY. Subject to the provisions of Section 8(b), all employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section
11) are eligible to participate in any one or more of the Offerings under this Plan, provided that as of the first day of the applicable Purchase Period (the "Purchase Period Start Date") they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

         4. PARTICIPATION. An employee eligible on any Purchase Period Start Date may participate in this Plan beginning with that Purchase Period by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Purchase Period Start


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Date (or by such other deadline as shall be established for that Purchase Period by the Administrator); PROVIDED, that only employees who first become eligible to participate in one or more Offerings under this Plan on or before a Secondary Offering's start date, but after such Secondary Offering's overlapping Primary Offering's start date, may participate in such Secondary Offering. The form will
(a) state a whole percentage to be deducted from the employee's Compensation (as defined in Section 11) per pay period during each Purchase Period, (b) authorize the purchase of Common Stock for the employee in each Purchase Period in accordance with the terms of this Plan and (c) specify the exact name or names in which shares of Common Stock purchased for the employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his or her right to participate. Unless an employee files a new enrollment form or withdraws from this Plan, the employee's deductions and purchases will continue at the same percentage of Compensation for future Purchase Periods, provided the employee remains eligible. Notwithstanding the foregoing, participation in this Plan will neither be permitted nor be denied contrary to the requirements of the Code.

         5. EMPLOYEE CONTRIBUTIONS. Each eligible employee may authorize payroll deductions in any whole percentage from a minimum of one percent (1%) up to a maximum of ten percent (10%) of the employee's Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Purchase Period. No interest will accrue or be paid on payroll deductions.

         6. DEDUCTION CHANGES. Except as may be determined by the Administrator in advance of a Purchase Period, an employee may not increase or decrease his or her payroll deduction during any Purchase Period, but may increase or decrease his or her payroll deduction with respect to the next Purchase Period (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Purchase Period Start Date (or by such other deadline as shall be established for that Purchase Period by the Administrator). The Administrator may, in advance of any Purchase Period, establish rules permitting an employee to increase, decrease or terminate his or her payroll deduction during a Purchase Period.

         7. WITHDRAWAL. An employee may withdraw from participation in this Plan during any Purchase Period by delivering a written notice of withdrawal to the employee's appropriate payroll location at any time prior to (but not on) the Purchase Date for that Purchase Period. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund to the employee all of the funds credited to his or her account under this Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Purchase Period, but may enroll in a subsequent Purchase Period in accordance with Section 4.

         8. GRANT OF RIGHT TO PURCHASE SHARES. (a) On each Purchase Period Start Date, each eligible employee who is then a participant in this Plan will be deemed to have been granted the right to purchase on the last day of such Purchase Period (the "Purchase Date"), at the Purchase Price hereinafter provided for, (a) a number of shares of Common Stock, which number shall not


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exceed the number of whole shares which is less than or equal to $12,500 divided by the closing price per share of Common Stock on the Purchase Period Start
Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Purchase Period. Notwithstanding the foregoing, on the Purchase Period Start Date for the Initial Offering, each eligible employee who is then a participant in this Plan will be deemed to have been granted the right to purchase on the Purchase Date, at the Purchase Price hereinafter provided for, a number of shares of Common Stock, which number shall not exceed the number of whole shares which is less than or equal to $25,000 divided by the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering. The purchase price for each share purchased under this Plan
(the "Purchase Price") will be 85% of the Fair Market Value of the Common Stock on the Purchase Period Start Date or the Purchase Date, whichever is less.

         (b) Notwithstanding the foregoing, no employee may participate in this Plan if such employee, immediately upon enrollment in this Plan or as of any Purchase Period Start Date, owns or would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of
Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, in no event shall the right of any participating employee to purchase stock under this Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined as of each Purchase Period Start Date) for each calendar year. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code.

         9. PURCHASE OF SHARES. As of each Purchase Date, the funds then credited to each participating employee's account will be applied to the purchase from the Company of such number of whole shares of Common Stock reserved for the purpose of this Plan as the employee's accumulated payroll deductions on such date will purchase at the Purchase Price, subject to any other limitations contained in this Plan. Any amount remaining credited to an employee's account at the end of a Purchase Period solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period; any other balance remaining credited to an employee's account at the end of a Purchase Period will be refunded to the employee promptly.

         10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under this Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his or her, or their, nominee for such purpose.

         11. DEFINITIONS. The term "Compensation" means the amount of base pay, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as


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relocation allowances or travel expenses, income or gains on the exercise of
Company stock options, and similar items.

         The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in this Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after this Plan is approved by the Company's stockholders.

         The term "Fair Market Value of the Common Stock" on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; PROVIDED, HOWEVER, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Nasdaq National Market (the "NMS") or a national securities exchange, "Fair Market Value of the Common Stock" on any given date shall be the closing price of the Common Stock on the such date as reported on NASDAQ, the NMS or such exchange or, if there are no market quotations for such date, the last date preceding such date for which there are market quotations. Notwithstanding the foregoing, if the date for which Fair Market Value of the Common Stock is determined is the first day when trading prices for the Common Stock are reported on NASDAQ, the NMS or on a national securities exchange, the Fair Market Value of the Common Stock shall be the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

         The term "Initial Public Offering" means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its Common Stock.

         The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

         The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

         12. RIGHTS ON TERMINATION OF EMPLOYMENT. If a participating employee's employment terminates for any reason before the Purchase Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's account will be paid to the employee or, in the case of the employee's death, to the employee's designated beneficiary as if the employee had withdrawn from this Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if (a) the employee is employed by a Designated Subsidiary and the Designated Subsidiary either ceases to be a Subsidiary or ceases to be a Designated Subsidiary or (b) the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

         13. SPECIAL RULES. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate


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for the implementation of this Plan in a jurisdiction where such Designated
Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in this Plan.

         14. RIGHTS AS STOCKHOLDERS. Neither the enrollment by an employee in this Plan nor the deductions from the employee's pay shall constitute such employee a holder of shares of Common Stock under this Plan until such shares have been purchased by and issued to the employee in accordance with the terms of this Plan.

         15. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         16. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

         17. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

         18. AMENDMENT OF THIS PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that without the approval, within twelve (12) months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for this Plan or making any other change that would require stockholder approval in order for this Plan, as amended, to qualify as an "employee stock purchase plan" under
Section 423(b) of the Code.

         19. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Purchase Date plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the shares then available on such Purchase Date shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Purchase Date.

         20. TERMINATION OF THIS PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.


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         21.      GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

         This Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

         22. ISSUANCE OF SHARES. Shares may be issued under this Plan from authorized but unissued shares of Common Stock, from shares held in the treasury of the Company, or from any other proper source.

         23. TAX WITHHOLDING. Participation in this Plan is subject to any minimum required tax withholding on income of the participant in connection with this Plan. Each employee agrees, by entering this Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under this Plan.

         24. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering this Plan, to give the Company prompt notice of any disposition of shares purchased under this Plan where such disposition occurs within two (2) years after the Purchase Period Start Date for the Purchase Period in which such shares were purchased.

         25. EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS. This Plan shall take effect on the first day of the Company's Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of stockholders.


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